Imperial Oil acquires acreage in Horn River area
Calgary, April 25, 2008 — In recent land sales, subsidiaries of Imperial Oil Limited (operator) and ExxonMobil Canada Limited have acquired exploration rights in the Horn River area of northeastern British Columbia.
Since September 2007, the companies have acquired total license holdings of about 115,000 acres. The licenses are located 70 kilometres northeast of Fort Nelson, British Columbia.
Imperial Oil Limited and ExxonMobil Canada Limited each hold a 50 percent interest in the acreage.
Imperial Oil Limited is one of Canada’s largest corporations and a leading member of the country’s petroleum industry. It is one of Canada’s largest producers of crude oil and natural gas, is the country’s largest petroleum refiner, and has a leading market share in petroleum products sold through a coast-to-coast supply network that includes close to 2,000 service stations.

FOR MORE INFORMATION, CONTACT:

Dee Brandes — Investor Relations	Pius Rolheiser — Public Affairs
Imperial Oil Limited	Imperial Oil Limited
(403) 237-4537	(403) 237-2710